Exhibit 99.5

FORM OF NOTICE OF GUARANTEED DELIVERY

FOR

SUBSCRIPTION RIGHTS CERTIFICATES

ISSUED BY

ORANGE 21 INC.

THE SUBSCRIPTION RIGHTS WILL EXPIRE IF THEY ARE NOT EXERCISED BY 5:00 P.M., NEW YORK CITY TIME, ON FEBRUARY 20, 2009, THE EXPIRATION DATE OF THIS RIGHTS OFFERING, UNLESS ORANGE 21 INC. IN ITS SOLE DISCRETION EXTENDS THE PERIOD FOR EXERCISING THE SUBSCRIPTION RIGHTS (SUCH DATE AND TIME, AS IT MAY BE EXTENDED, THE (“EXPIRATION DATE”).

This form (this “Notice of Guaranteed Delivery”) may be used to exercise the subscription rights (the “Rights”) to acquire common stock, par value $0.0001 per share (“Common Stock”) of Orange 21 Inc., a Delaware corporation (the “Company”), pursuant to the rights offering (the “Rights Offering”) described in the Company’s accompanying prospectus dated April 25, 2008 and Prospectus Supplement dated January 22, 2009 (as they may be amended or supplemented, the “Prospectus”), if a holder of Rights cannot deliver the subscription rights certificates evidencing the Rights (the “Subscription Rights Certificates”) to Computershare Trust Company, N.A. (the “Rights Agent”) at or prior to the Expiration Date. This Notice of Guaranteed Delivery must be sent by facsimile transmission or mail to the Rights Agent, and must be received by such Rights Agent on or prior to the Expiration Date.

Each Right allows you to subscribe for one share of Common Stock. Payment of the subscription price of $0.80 per share of Common Stock (the “Subscription Price”) subscribed for upon exercise of the Rights must be received by the Rights Agent in the manner specified in this Notice of Guaranteed Delivery.

The address of the Rights Agent is:

By First Class Mail Only:

Computershare c/o Voluntary Corporate Actions P.O. Box 43011 Providence, RI 02941-3011

DELIVERY OF THIS NOTICE OF GUARANTEED DELIVERY TO AN ADDRESS OR TRANSMISSION VIA FACSIMILE NUMBER OTHER THAN AS SET FORTH ABOVE, WILL NOT CONSTITUTE A VALID DELIVERY.

For this Notice of Guaranteed delivery to be validly delivered, it must be received by the Rights Agent at the above address on or prior to the Expiration Date. Deliveries to the Company will not be forwarded to the Rights Agent and therefore will not constitute valid delivery. In addition, deliveries to the Depository Trust Company will not constitute a valid delivery to the Rights Agent.

If you have questions or need assistance or additional documentation with respect to the Rights, please contact the information agent as follows as follows:

Georgeson Inc.

199 Water St. 26th Floor

New York, NY 10038-3650

banks and brokers: (212) 440-9800

all other callers: (800) 280-0819

This Notice of Guaranteed Delivery is not to be used to guarantee signatures. If a signature on a Subscription Rights Certificate is required to be guaranteed by an Eligible Guarantor Institution (as defined below) under the instructions to the Subscription Rights Certificate, the signature guarantee must appear in the applicable space provided in the signature box on the Subscription Rights Certificate.

Ladies and Gentlemen:

The undersigned hereby represents that it is the holder of Subscription Rights Certificate(s) representing              Rights and that such Subscription Rights Certificate(s) cannot be delivered to the Rights Agent at or before the Expiration Date. Upon the terms and subject to the conditions set forth in the Prospectus, receipt of which is hereby acknowledged, the undersigned hereby elects to exercise the Rights to subscribe for shares of Common Stock represented by such Subscription Rights Certificate(s) pursuant to the guaranteed delivery procedures set forth in the Prospectus. The undersigned understands and agrees that payment of the Subscription Price of $0.80 per share of Common Stock subscribed for must be received by the Rights Agent within three Business Days following the Expiration Date.

Number of Shares Subscribed for:

Payment in the aggregate:

☐	is being delivered to the Rights Agent herewith; or

☐	has been delivered separately to the Rights Agent, and was delivered by check or bank draft drawn upon a U.S. bank or postal, telegraphic or express money order payable to the subscription agent;

Name of transferor institution

Date of transfer

Confirmation number (if available):

All authority conferred or agreed to be conferred by this Notice of Guaranteed Delivery shall not be affected by, and shall survive, the death or incapacity of the undersigned, and every obligation of the undersigned under this Notice of Guaranteed Delivery shall be binding upon the heirs, executors, administrators, trustees in bankruptcy, personal and legal representatives, successors and assigns of the undersigned.

(Please Type or Print Except for Signature(s))

Subscription Rights Certificate Nos. (if available):

Name(s) of record holder(s) of Subscription Rights Certificate:

Address(es):

(Including Zip code)

Telephone Number, including Area Code:

Signature(s) of record holder or authorized signatory:

Date:

THE GUARANTEE SET FORTH BELOW MUST BE COMPLETED

If you are signing in your capacity as a trustee, executor, administrator, guardian, attorney-in-fact, agent, officer of a corporation or another acting fiduciary or representative capacity, please provide the following information:

Name:

Capacity:

Address (including Zip Code):

Telephone Number:

GUARANTEE OF DELIVERY

(NOT TO BE USED FOR SIGNATURE GUARANTEE)

The undersigned, a member firm of a registered national securities exchange or member of the Financial Industry Regulatory Authority, Inc., a commercial bank or trust company having an office or correspondent in the United State, or another Eligible Guarantor Institution as defined in Rule 17Ad-15 under the U.S. Securities Exchange Act of 1934 (each, an “Eligible Guarantor Institution”), hereby guarantees that within three business days from the date of receipt by the Rights Agent of this Notice of Guaranteed Delivery, the undersigned will deliver to the Rights Agent the Subscription Rights Certificates representing the Rights being exercised hereby, with any required signature guarantees and any other required documents, and payment therefor

(Please Type or Print Except for Signature)

Name of Firm:

Name:

Title:

Address:

(Including Zip Code)

Telephone Number, including Area Code:

Dated:                , 2009

The institution that completes this form must communicate the guarantee to the Rights Agent and must deliver the Subscription Rights Certificates and related payment to the Rights Agent within the time period shown herein. Failure to do so could result in financial loss to such institution.

DO NOT SEND SUBSCRIPTION RIGHTS CERTIFICATES WITH THIS FORM